As filed with the Securities and Exchange Commission on May 8, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	14-1896129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100
Carlsbad, California 92008
(Address of Principal Executive Offices)(Zip Code)

RF Magic, Inc. 2000 Incentive Stock Plan
Entropic Communications, Inc. 2001 Stock Option Plan
Entropic Communications, Inc. 2007 Equity Incentive Plan
Entropic Communications, Inc. 2007 Non-Employee Directors’ Stock Option Plan
Entropic Communications, Inc. 2012 Inducement Award Plan
(Full title of the plan)

Kishore Seendripu, Ph.D.
5966 La Place Court, Suite 100
Carlsbad, California 92008
(Name and address of agent for service)

(760) 692-0711
(Telephone number, including area code, of agent for service)

Copies to:
Robert F. Kornegay
Wilson Sonsini Goodrich & Rosati
Professional Corporation
12235 El Camino Real, Suite 200
San Diego, California 92130
(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock ($0.0001 par value) to be issued under the RF Magic, Inc. 2000 Incentive Stock Plan (the “RF Plan”)	13,341 shares(2)	$2.72 (4)	$36,287.52	$4.22
Class A Common Stock ($0.0001 par value) to be issued under the Entropic Communications, Inc. 2001 Stock Option Plan (the “2001 SOP”)	52,714 shares(2)	$6.08 (4)	$320,501.12	$37.25
Class A Common Stock ($0.0001 par value) to be issued under the Entropic Communications, Inc. 2007 Equity Incentive Plan (the “2007 EIP”)	1,713,844 shares(2)	$14.01 (4)	$24,010,954.44	$2,790.08
	1,262,011 shares(3)	$8.94 (5)	$11,282,378.34	$1,311.01
Class A Common Stock ($0.0001 par value) to be issued under the Entropic Communications, Inc. 2007 Non-Employee Directors’ Stock Option Plan (the “2007 NEDSOP”)	32,624 shares(2)	$19.09 (4)	$622,792.16	$72.37
Class A Common Stock ($0.0001 par value) to be issued under the Entropic Communications, Inc. 2012 Inducement Award Plan (the “2012 IAP”)	68,779 shares(2)	$15.69 (4)	$1,079,142.51	$125.40
	33,583 shares(3)	$8.94 (5)	$300,232.02	$34.89
TOTAL	3,176,896 shares		$37,652,288.11	$4,375.22

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable under the RF Plan, the 2001 SOP, 2007 EIP, the 2007 NEDSOP, and the 2012 IAP (collectively, the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A Common Stock.

(2)
Pursuant to the Agreement and Plan of Merger and Reorganization dated as of February 3, 2015 (the “Merger Agreement”), by and among the Registrant, Entropic Communications, Inc., Excalibur Acquisition Corporation, and Excalibur Subsidiary, LLC, the Registrant assumed outstanding stock options to purchase common stock of Entropic under the Plans and such stock options became exercisable to purchase shares of the Registrant’s Class A Common Stock, subject to appropriate adjustments to the number of shares and the exercise price of each such stock option.

(3)
Pursuant to the Merger Agreement, the Registrant assumed outstanding restricted stock units of Entropic under the 2007 EIP and the 2012 IAP and such restricted stock units were converted into restricted stock units of the Registrant, subject to appropriate adjustments to the number of shares.

(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of options outstanding under the applicable Plan and assumed by the Registrant.

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act on the basis of $8.94 per share, the average of the high and low prices of the Class A Common Stock on May 6, 2015, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by MaxLinear, Inc. (the “Registrant”), relating to the registration of 3,176,896 shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), which may be issued pursuant to outstanding equity awards under the RF Magic, Inc. 2000 Incentive Stock Plan, the Entropic Communications, Inc. 2001 Stock Option Plan, the Entropic Communications, Inc. 2007 Equity Incentive Plan, the Entropic Communications, Inc. 2007 Non-Employee Directors’ Stock Option Plan, and the Entropic Communications, Inc. 2012 Inducement Award Plan, which the Registrant assumed upon the closing of its acquisition of Entropic Communications, Inc. (“Entropic”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of February 3, 2015 (the “Merger Agreement”), by and among the Registrant, Entropic, Excalibur Acquisition Corporation, and Excalibur Subsidiary, LLC.

PART I
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 23, 2015, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 12, 2015;
(b) The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on each of February 4, 2015, February 9, 2015, March 9, 2015, March 19, 2015, March 30, 2015, April 27, 2015, April 30, April 30, May 5, 2015 and May 7, 2015; and
(g) The description of the Registrant’s Class A Common Stock set forth in the Registration Statement on Form 8-A (File No. 001-34666) filed with the Commission on March 18, 2010, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
The Registrant’s certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s certificate of incorporation and bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.
Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.
The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.
The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
The Merger Agreement provides that MaxLinear and its subsidiaries will honor and fulfill in all respects the obligations of Entropic and its subsidiaries in any indemnification agreements of Entropic with any of their respective directors, officers or employees in effect immediately prior to the effective time of the merger with respect to acts or omissions prior to the effective time of the merger. The Merger Agreement also provides that, for a period of six years following the effective time of the merger, the Entropic surviving company will, and MaxLinear will cause the Entropic surviving company and its subsidiaries to, cause their respective certificates of incorporation and by-laws (or other similar organizational documents) to include indemnification and exculpation provisions at least as favorable as the indemnification and exculpation provisions contained in the applicable organizational documents of Entropic and its subsidiaries as of immediately prior to the completion of the merger.
The Merger Agreement further requires MaxLinear to, for a minimum of six years following the effective time of the acquisition of Entropic, maintain coverage under a directors’ and officers’ liability insurance policy covering claims arising from facts or events prior to the effective time of the merger with coverage and amounts no less favorable than those Entropic maintained for its directors and officers prior to the acquisition under the then-existing Entropic directors’ and officers’ liability insurance policy. A six year “tail” prepaid policy on the then-existing Entropic directors’ and officers’ liability insurance policy, on terms and conditions no less advantageous in the aggregate than those then in effect, was purchased in connection with the consummation of the acquisition. The agreements regarding insurance and indemnification are enforceable by the former directors and officers of Entropic and are binding on the successors and assigns of the Registrant and the surviving corporation.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1(1)	Specimen Class A Common Stock Certificate of Registrant.

4.2(2)	Entropic Communications, Inc. 2007 Equity Incentive Plan and Form of Option Agreement, Form of Option Grant Notice thereunder and Notice of Exercise.

4.3(3)	Entropic Communications, Inc. 2007 Non-Employee Directors’ Stock Option Plan and Form of Option Agreement, Forms of Grant Notice and Notice of Exercise thereunder.

4.4(4)	Entropic Communications, Inc. 2001 Stock Option Plan Form of Stock Option Agreement, Form of Notice Grant of Stock Option and Form of Stock Option Exercise Notice thereunder.

4.5(4)	RF Magic, Inc. 2000 Incentive Stock Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

4.6(5)	Entropic Communications, Inc. 2012 Inducement Award Plan.

4.7(5)	Form of Stock Option Agreement for the 2012 Inducement Award Plan.

4.8(5)	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for the 2012 Inducement Award Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)	Incorporated herein by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on March 5, 2010 (No. 333-162947).

(2)	Incorporated herein by reference to Entropic Communication, Inc.’s Annual Report on Form 10-K filed with the Commission on March 3, 2008 (File No. 001-33844).

(3)	Incorporated herein by reference to Entropic Communication, Inc.’s Annual Report on Form 10-K filed with the Commission on February 3, 2011 (File No. 001-33844).

(4)	Incorporated herein by reference to Entropic Communication, Inc.’s Registration Statement on Form S-1 filed with the Commission on July 27, 2007 (No. 333-144899).

(5)	Incorporated herein by reference to Entropic Communication, Inc.’s Current Report on Form 8-K filed with the Commission on April 17, 2012 (File No. 001-33844).

Item 9.	Undertakings.
A.     The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of     1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Carlsbad, State of California, on May 8, 2015.

MAXLINEAR, INC.

By:	/s/ Kishore Seendripu
Kishore Seendripu, Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kishore Seendripu, Ph.D. and Adam C. Spice, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kishore Seendripu, Ph.D.	Chairman, President and Chief Executive Officer	May 8, 2015
Kishore Seendripu, Ph.D.	(Principal Executive Officer)
/s/ Adam C. Spice	Vice President and Chief Financial Officer	May 8, 2015
Adam C. Spice	(Principal Financial and Accounting Officer)
/s/ Curtis Ling, Ph.D.	Director and Chief Technical Officer	May 8, 2015
Curtis Ling, Ph.D.
/s/ Steven C. Craddock	Director	May 8, 2015
Steven C. Craddock
/s/ Albert J. Moyer	Director	May 8, 2015
Albert J. Moyer
/s/ Thomas E. Pardun	Lead Director	May 8, 2015
Thomas E. Pardun
/s/ Donald E. Schrock	Director	May 8, 2015
Donald E. Schrock
/s/ Theodore Tewksbury	Director	May 8, 2015
Theodore Tewksbury

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Specimen Class A Common Stock Certificate of Registrant.

4.2(2)	Entropic Communications, Inc. 2007 Equity Incentive Plan and Form of Option Agreement, Form of Option Grant Notice thereunder and Notice of Exercise.

4.3(3)	Entropic Communications, Inc. 2007 Non-Employee Directors’ Stock Option Plan and Form of Option Agreement, Forms of Grant Notice and Notice of Exercise thereunder.

4.4(4)	Entropic Communications, Inc. 2001 Stock Option Plan Form of Stock Option Agreement, Form of Notice Grant of Stock Option and Form of Stock Option Exercise Notice thereunder.

4.5(4)	RF Magic, Inc. 2000 Incentive Stock Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

4.6(5)	Entropic Communications, Inc. 2012 Inducement Award Plan.

4.7(5)	Form of Stock Option Agreement for the 2012 Inducement Award Plan.

4.8(5)	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for the 2012 Inducement Award Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)	Incorporated herein by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on March 5, 2010 (No. 333-162947).

(2)	Incorporated herein by reference to Entropic Communication, Inc.’s Annual Report on Form 10-K filed with the Commission on March 3, 2008 (File No. 001-33844).

(3)	Incorporated herein by reference to Entropic Communication, Inc.’s Annual Report on Form 10-K filed with the Commission on February 3, 2011 (File No. 001-33844).

(4)	Incorporated herein by reference to Entropic Communication, Inc.’s Registration Statement on Form S-1 filed with the Commission on July 27, 2007 (No. 333-144899).

(5)	Incorporated herein by reference to Entropic Communication, Inc.’s Current Report on Form 8-K filed with the Commission on April 17, 2012 (File No. 001-33844).